DIGITAL VIDEO DISPLAY TECHNOLOGY CORP.

                             STOCK OPTION AGREEMENT

     Agreement, effective as of April 30, 1999 by and between Digital Video Display Technology Corp., a Nevada corporation (the "Corporation"), and Marilyn
G.  Haft  (the  "Optionee").

     WHEREAS, the Optionee is a valuable and trusted contributor to the Corporation's business and the Corporation considers it desirable and in its best interest that the Optionee be given an opportunity to acquire a proprietary interest in the Corporation as an added incentive to advance the interest of the Corporation by being granted a stock option, which is not intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, to purchase the Corporation's common stock, par value $____ per share (the "Shares").

     NOW, THEREFORE, in consideration of the foregoing premises, it is agreed by and between the parties as follows:

     1. Grant of Option. Pursuant to the action by the Corporation's Board of Directors taken on the date first above written, the Corporation hereby grants to the Optionee the right, privilege and option to purchase Five Hundred Thousand (500,000) Shares at the purchase price of U.S. $4.00 per Share (the "Option") in the manner and subject to the conditions hereinafter provided.

2. Vesting of Option. The Optionee's Option shall vest at such time as the price per Share equals the amount of U.S. $4.00 (the "Vesting Date"). On the Vesting Date, the Option shall automatically vest without any further action required by the Corporation or the Optionee, and shall remain vested notwithstanding the subsequent performance of the Share price. The Corporation agrees to promptly notify the Optionee in writing at such time as the Share price reaches the amount of U.S. $4.00.

     3. Time of Exercise of Option. Other than possible early vesting as provided for in Paragraph 6 hereof, this Option may only be exercised by the Optionee at any time on or after the one (1) year anniversary of the Vesting Date. Once exercisable, the Option may be exercised at any time, and from time to time, in whole or in part, until the termination thereof as provided in Paragraph 5 below.

     4. Method of Exercise. The Option shall be exercised by the delivery of written notice (the "Option Notice") from the Optionee to the Corporation stating the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the aggregate exercise price ("Aggregate Exercise Price") of such Option. Such written notice shall be delivered to the Corporation at its principal office or at such other address as may be established by the Board of Directors, provided the Optionee has been notified in writing of any such other address prior to the date of the Option Notice. Payment of the Aggregate Exercise Price may be made (i) in cash; (ii) by certified check or bank cashier's check payable to the order of the Corporation in the amount of such Aggregate Exercise Price; (iii) if permitted by the Board of Directors in their discretion, by promissory note issued by the Optionee in favor of the Corporation in an amount equal to such Aggregate Exercise Price and payable on terms prescribed by the Board of Directors and which provides for the payment of interest at a fair market rate, as determined by the Board of Directors; (iv) by applying to the exercise of the Option cash provided by the Corporation in exchange for the Optionee consenting to a reduction in the number of Shares covered by the Option to that number of Shares which have a fair market value (on the date of exercise) equal to the excess of the fair market value (on the date of exercise) of the Shares covered by the original unreduced Option over the Aggregate Exercise Price of the Shares covered by the original unreduced Option; or (v) by any combination of the methods of payment permitted by (i) through (iv) above. For purposes of this Paragraph 4, if the Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on the most recent day preceding the day on which the Option is exercised for which such prices are available. If the Shares are not so listed on a national securities exchange or traded on the over-the-counter market, such fair market value shall be equal to U.S. $5.00 per Share. The Corporation shall immediately instruct its transfer agent to make delivery of such Shares; provided, however, that if any law or regulation requires any further action to be taken with respect to the Shares specified in such notice before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to take such action.

     5. Termination of Option. Except as herein otherwise stated, the Option, to the extent not theretofore exercised, shall terminate upon the first to occur of the following dates:

          (a) If the Optionee dies while the Option granted hereunder has not otherwise terminated or been exercised, her personal representative may exercise any outstanding portion of the Option within one (1) year following the date of her death (but no later than the date specified in Paragraph 5(b) hereof).

          (b)     April 30, 2009.

     6. Reclassification, Consolidation or Merger. In the event that the outstanding Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of Shares and the like, or dividends payable in Shares, an appropriate adjustment shall be made by the Board of Directors in the number of Shares and price per Share subject to the Option granted hereunder such that the total value of the Shares subject to the Option shall be unaffected. If the Corporation shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Corporation shall be sold or exchanged, all unvested options hereunder shall become immediately fully vested and the Optionee shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of her Option the same number and kind of shares of stock or the same amount of property, cash or securities as she would have been entitled to receive upon the occurrence of any such corporate event as if she had been, immediately prior to such event, the holder of the number of Shares covered by her Option. Any adjustment under this Paragraph 6 in the number of Shares subject to the Option shall apply proportionately to only the unexercised portion of any Option granted hereunder. If fractions of a Share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of Shares.

7. Rights Prior to Exercise of Option. (a) This Option is freely transferable by the Optionee, provided that at the time of a transfer of any or all of the Option, the Optionee delivers an opinion of counsel to the Corporation to the effect that such transfer complies with federal and state securities laws.

          (b) The Optionee shall have no rights as a stockholder with respect to the Shares subject to the Option until payment of the Aggregate Exercise Price. However, in the event that the Optionee makes full payment of the Aggregate Exercise Price for a certain number of Shares (the "Exercised Shares") and the Corporation does not promptly deliver the Exercised Shares to the Optionee pursuant to the registration requirements set forth in Paragraph 8 below, the Optionee shall have all rights of a stockholder with respect to the Exercised Shares, including all voting rights and the right to receive dividend payments, as of thirty (30) days from the date of the Option Notice.

     8. Restrictions on Disposition. If, at any time when Shares would be issued to the Optionee pursuant hereto, the Corporation shall be subject to the reporting requirements of the Securities Act of 1934, as amended, then the Corporation shall not be obligated to issue or sell any Shares until they have been listed on each securities exchange on which the common stock of the Corporation may then be listed and until and unless, in the opinion of counsel to the Corporation, the Corporation may issue such shares pursuant to a quali-fication or an effective registration statement, or an exemp-tion from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. However, the Corporation agrees to effect such listing, qualification or registration, as the case may be, within ninety (90) days of the date of the Option Notice.

     9. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     10. No Employment Contract or Joint Venture. Nothing contained in this Agreement shall be deemed to create an employment agreement between or a joint venture among the Optionee and the Corporation or any parent or subsidiary of the Corporation.

     11. Miscellaneous. This Agreement cannot be changed or terminated orally and contains the entire agreement between the parties relating to the sub-ject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State without reference to any choice or conflict of laws rules. The paragraph headings herein are intended for reference only and shall not affect the interpretation hereof.

     IN WITNESS WHEREOF, the parties hereby acknowledge and agree to all of the terms embodied herein.

Dated:  April  30,  1999          DIGITAL  VIDEO  DISPLAY TECHNOLOGY  CORP.
                                  /s/ Lee Edmondson, President

/s/  Marilyn G. Haft